Exhibit 99.1

AMERICAN GREETINGS ANNOUNCES SECOND QUARTER RESULTS

CLEVELAND (September 26, 2008)—American Greetings Corporation (NYSE: AM) today announced its second quarter results for the fiscal quarter ended August 29, 2008.

Second Quarter Results

For the second quarter of fiscal 2009, the Company reported total revenue of $385.8 million, pre-tax income from continuing operations of $2.4 million, and income from continuing operations of $2.3 million or 5 cents per share (all per-share amounts assume dilution). For the second quarter of fiscal 2008, the Company reported total revenue of $377.5 million, pre-tax income from continuing operations of $12.6 million, and income from continuing operations of $8.4 million or 15 cents per share.

Management Comments and Outlook

Chief Executive Officer Zev Weiss said, “I am pleased with our revenue performance, particularly given current economic conditions. We believe the changes we have made to our products the last couple of years are showing up in our revenue growth. Increasing the quality of our product to achieve that revenue growth has come at a cost, especially in this time of inflation. We remain committed to mitigating the increasing cost structure while simultaneously continuing to delight the consumer.”

The Company reaffirmed its previously announced fiscal 2009 estimate of earnings per share from continuing operations to be between $1.60 to $1.85 per share and cash flow from operations minus capital expenditures to be between $60 million and $80 million.

Weiss continued, “Due to the seasonality of our business, the majority of our earnings are typically earned in the second half of the fiscal year. During the second half, we are increasing our efforts on productivity improvement projects to help offset the margin pressure we experienced in the first half. The combination of both the challenging economic conditions and the risk inherent in a seasonal business could cause us to finish the year near the lower end of our earnings guidance.”

Financing Activities

Under the Company’s $100 million share repurchase program, during the second quarter, the Company purchased approximately 3.1 million shares of its common stock for $46.0 million. The Company has reduced its diluted share count by forty two percent over the past three and one half years.

The Company’s Board of Directors authorized a cash dividend of 12 cents per share to be paid on October 27, 2008 to shareholders of record at the close of business on October 15, 2008.

Conference Call on the Web

American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.

About American Greetings Corporation

American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, stationery, calendars, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.8 billion. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:

Gregory M. Steinberg

Treasurer and Director of Investor Relations

American Greetings Corporation

216-252-4864

investor.relations@amgreetings.com

Certain statements in this release, including those under “Management Comments and Outlook,” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:

•	a weak retail environment;

•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	competitive terms of sale offered to customers;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	the timing and impact of converting customers to a scan-based trading model;

•	escalation in the cost of providing employee health care;

•	the ability to successfully integrate acquisitions;

•	the ability to identify, complete, or achieve the desired benefits associated with productivity improvement projects;

•	the ability to successfully implement, or achieve the desired benefits associated with any information systems refresh the Company may implement;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	the Company’s ability to comply with its debt covenants;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions, including the sale of the Strawberry Shortcake and Care Bears properties;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators, the public’s acceptance of online greetings and other social expression products, and the ability to gain a leadership position in the digital photo sharing space.

In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 29, 2008.

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF INCOME

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 29, 2008	August 24, 2007	August 29, 2008	August 24, 2007
Net sales	$372,942	$365,878	$798,405	$783,894
Other revenue	12,893	11,607	15,730	13,558

Total revenue	385,835	377,485	814,135	797,452

Material, labor and other production costs	170,112	163,052	363,454	324,180
Selling, distribution and marketing expenses	154,387	144,586	305,262	285,280
Administrative and general expenses	57,162	56,351	119,723	118,586
Other operating income—net	(111)	(320)	(838)	(680)

Operating income	4,285	13,816	26,534	70,086

Interest expense	5,434	4,839	10,339	9,596
Interest income	(898)	(2,234)	(1,888)	(3,733)
Other non-operating income—net	(2,617)	(1,353)	(3,518)	(2,896)

Income from continuing operations before income tax expense	2,366	12,564	21,601	67,119
Income tax expense	69	4,189	5,971	28,481

Income from continuing operations	2,297	8,375	15,630	38,638
Loss from discontinued operations, net of tax	—	—	—	(213)

Net income	$2,297	$8,375	$15,630	$38,425

Earnings per share—basic:
Income from continuing operations	$0.05	$0.15	$0.32	$0.69
Loss from discontinued operations	—	—	—	—

Net income	$0.05	$0.15	$0.32	$0.69

Earnings per share—assuming dilution:
Income from continuing operations	$0.05	$0.15	$0.32	$0.69
Loss from discontinued operations	—	—	—	—

Net income	$0.05	$0.15	$0.32	$0.69

Average number of common shares outstanding	47,769,594	55,766,802	48,285,267	55,514,759

Average number of common shares outstanding—assuming dilution	47,807,313	56,180,165	48,328,659	55,902,189

Dividends declared per share	$0.12	$0.10	$0.24	$0.20

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	August 29, 2008	August 24, 2007
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$84,040	$192,450
Trade accounts receivable, net	62,918	71,199
Inventories	260,845	248,176
Deferred and refundable income taxes	54,149	66,399
Prepaid expenses and other	182,526	215,375

Total current assets	644,478	793,599

GOODWILL	289,662	226,920
OTHER ASSETS	437,633	405,283
DEFERRED AND REFUNDABLE INCOME TAXES	133,827	98,968

Property, plant and equipment—at cost	983,723	950,385
Less accumulated depreciation	682,025	672,642

PROPERTY, PLANT AND EQUIPMENT—NET	301,698	277,743

	$1,807,298	$1,802,513

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$209,645	$22,690
Accounts payable	125,648	126,376
Accrued liabilities	66,007	70,903
Accrued compensation and benefits	39,378	50,397
Income taxes payable	7,729	1,456
Other current liabilities	113,379	97,766

Total current liabilities	561,786	369,588

LONG-TERM DEBT	200,689	200,988
OTHER LIABILITIES	147,906	148,721
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	23,343	29,930

SHAREHOLDERS’ EQUITY
Common shares—Class A	42,208	51,497
Common shares—Class B	3,494	4,291
Capital in excess of par value	447,502	439,985
Treasury stock	(914,262)	(720,027)
Accumulated other comprehensive (loss) income	(9,711)	10,690
Retained earnings	1,304,343	1,266,850

Total shareholders’ equity	873,574	1,053,286

	$1,807,298	$1,802,513

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited) Six Months Ended
	August 29, 2008	August 24, 2007
OPERATING ACTIVITIES:
Net income	$15,630	$38,425
Loss from discontinued operations	—	213

Income from continuing operations	15,630	38,638
Adjustments to reconcile income from continuing operations to cash flows from operating activities:
Net loss (gain) on disposal of fixed assets	385	(41)
Depreciation and amortization	25,324	23,930
Deferred income taxes	15,394	14,335
Other non-cash charges	3,379	3,861
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Trade accounts receivable	(584)	33,389
Inventories	(47,606)	(61,980)
Other current assets	(55)	(2,641)
Deferred costs—net	14,654	28,451
Accounts payable and other liabilities	(69,511)	(23,376)
Other—net	(10,684)	2,784

Total Cash Flows From Operating Activities	(53,674)	57,350

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	—	480,630
Purchases of short-term investments	—	(480,630)
Property, plant and equipment additions	(28,545)	(13,577)
Cash payments for business acquisitions, net of cash acquired	(15,625)	(6,056)
Cash receipts related to discontinued operations	—	3,419
Proceeds from sale of fixed assets	275	1,105
Other—net	(44,153)	—

Total Cash Flows From Investing Activities	(88,048)	(15,109)

FINANCING ACTIVITIES:
Reduction of long-term debt	(22,509)	—
Net increase in short-term debt	189,545	—
Sale of stock under benefit plans	434	24,250
Purchase of treasury shares	(46,137)	(11,883)
Dividends to shareholders	(11,667)	(11,115)

Total Cash Flows From Financing Activities	109,666	1,252

DISCONTINUED OPERATIONS:
Operating cash flows from discontinued operations	—	(59)

Total Cash Flows from Discontinued Operations	—	(59)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(7,404)	4,303

(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(39,460)	47,737
Cash and Cash Equivalents at Beginning of Year	123,500	144,713

Cash and Cash Equivalents at End of Period	$84,040	$192,450

AMERICAN GREETINGS CORPORATION

SECOND QUARTER CONSOLIDATED SEGMENT DISCLOSURES

FISCAL YEAR ENDING FEBRUARY 28, 2009

(In thousands of dollars)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 29, 2008	August 24, 2007	August 29, 2008	August 24, 2007
Total Revenue:
North American Social Expression Products	$261,296	$258,141	$563,714	$558,085
Intersegment items	(14,736)	(14,582)	(29,380)	(23,085)
Exchange rate adjustment	262	(279)	775	(2,788)

Net	246,822	243,280	535,109	532,212

International Social Expression Products	63,191	64,071	133,064	128,488
Exchange rate adjustment	133	576	1,220	(92)

Net	63,324	64,647	134,284	128,396

Retail Operations	37,547	39,072	79,040	79,611
Exchange rate adjustment	117	(621)	607	(2,232)

Net	37,664	38,451	79,647	77,379

AG Interactive	20,975	17,155	41,502	37,054
Exchange rate adjustment	(3)	2	31	(1)

Net	20,972	17,157	41,533	37,053

Non-reportable segments	17,053	13,942	23,562	22,327
Unallocated	—	8	—	85

	$385,835	$377,485	$814,135	$797,452

Segment Earnings (Loss):
North American Social Expression Products	$34,364	$41,984	$88,059	$130,846
Intersegment items	(10,750)	(10,955)	(21,993)	(17,477)
Exchange rate adjustment	(14)	101	45	(1,549)

Net	23,600	31,130	66,111	111,820

International Social Expression Products	(2,134)	1,574	728	1,750
Exchange rate adjustment	(24)	19	(81)	30

Net	(2,158)	1,593	647	1,780

Retail Operations	(6,669)	(6,561)	(10,076)	(9,330)
Exchange rate adjustment	(7)	74	(13)	62

Net	(6,676)	(6,487)	(10,089)	(9,268)

AG Interactive	759	3,163	(337)	6,442
Exchange rate adjustment	2	6	37	14

Net	761	3,169	(300)	6,456

Non-reportable segments	2,541	1,772	575	2,335

Unallocated	(15,558)	(18,531)	(35,191)	(45,883)
Exchange rate adjustment	(144)	(82)	(152)	(121)

Net	(15,702)	(18,613)	(35,343)	(46,004)

	$2,366	$12,564	$21,601	$67,119